Filed pursuant to Rule 424(b)(3)

Registration No. 333-292243

PROSPECTUS SUPPLEMENT

(to Prospectus dated December 22, 2025)

Splash Beverage Group, Inc.

10,000,000 shares of Common Stock

This Prospectus Supplement supplements the Prospectus dated December 22, 2025 (the “Prospectus”), which forms a part of the Registration Statement on Form S-1 (File No. 333-292243) (the “Registration Statement”) filed by Splash Beverage Group, Inc. (“Splash” or the “Company”) with the Securities and Exchange Commission (“SEC”).

The Prospectus Supplement provides the following update: As of January 22, 2026, there were 2,906,394 shares of the Company’s common stock issued and outstanding.

This Prospectus Supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

The date of this Prospectus Supplement is January 23, 2026.